                                                         Exhibit No. EX-99.h.1.a

                                 ASSETMARK FUNDS
                            FORM OF AMENDMENT TO THE
                     FUND ADMINISTRATION SERVICING AGREEMENT

     THIS  AMENDMENT  dated  as of this  15th  day of  May,  2007,  to the  Fund
Administration  Servicing  Agreement,  dated  as of May  11,  2001,  as  amended
February  21, 2002 and May 25, 2004 (the  "Agreement"),  is entered  into by and between  AssetMark  Funds, a Delaware  statutory  trust (the "Trust"),  and U.S.
Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

                                    RECITALS

     WHEREAS, the parties have entered into an Agreement; and

     WHEREAS,  the parties  desire to amend the  Agreement  to add funds and add related fees; and

     NOW, THEREFORE, the parties agree as follows:

     Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ASSETMARK FUNDS                        U.S. BANCORP FUND SERVICES, LLC

By: ______________________________     By: ________________________________

Name: ____________________________     Name: ______________________________

Title: ___________________________     Title:  ____________________________

        Exhibit A to the Fund Administration Agreement - AssetMark Funds

                       Separate Series of AssetMark Funds

AssetMark International Equity Fund
AssetMark Large Cap Growth Fund
AssetMark Large Cap Value Fund
AssetMark Real Estate Securities Fund
AssetMark Small/Mid Cap Growth Fund
AssetMark Small/Mid Cap Value Fund
AssetMark Tax-Exempt Fixed Income Fund
AssetMark Fundamental Index(TM) Large Company Growth Fund
AssetMark Fundamental Index(TM) Large Company Value Fund
AssetMark Fundamental Index(TM) Small Company Growth Fund
AssetMark Fundamental Index(TM) Small Company Value Fund
AssetMark Fundamental Index(TM) International Equity Fund

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                         U.S. BANCORP FUND SERVICES, LLC
                    FUND ADMINISTRATION & COMPLIANCE SERVICES

                               ANNUAL FEE SCHEDULE
                             EFFECTIVE JULY 1, 2005
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Annual fee based upon assets in the fund family:
         3.5 basis points on the first $2 billion
         3 basis points on the next $2 billion
         2.5 basis points on the balance
         Minimum annual fee: $350,000 (8 funds)

Extraordinary services - quoted separately

Plus out-of-pocket expenses, including but not limited
to:
         Postage, Stationary
         Programming, Special Reports
         Proxies, Insurance
         EDGAR filing
         Retention of records
         Federal and state regulatory filing fees
         Certain insurance premiums
         Expenses from Board of Trustees meetings
         Auditing and legal expenses
         Blue Sky conversion expenses (if necessary)
         All other out-of-pocket expenses

Fees are billed monthly

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                         U.S. BANCORP FUND SERVICES, LLC
                        ASSETMARK FUNDAMENTAL INDEX FUNDS
                    FUND ADMINISTRATION & COMPLIANCE SERVICES

                               ANNUAL FEE SCHEDULE
                                 at April, 2007
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Annual fee based upon assets in the fund family:           *Minimum - In the following months, if the fund family is
         3.5 basis points on the first $2 billion          at the minimum, the following fee applies.  After the
         3 basis points on the next $2 billion             10th month, the above schedule applies.
         2.5 basis points on the balance                   1st month- Fees waived
         Minimum annual fee (4 funds)*: $175,000           2nd month- 10% of monthly minimum
                                                           3rd month- 20% of monthly minimum
Extraordinary services - quoted separately                 4th month- 30% of monthly minimum
                                                           5th month- 40% of monthly minimum
Plus out-of-pocket expenses, including but not limited     6th month- 50% of monthly minimum
to:                                                        7th month- 60% of monthly minimum
         Postage, Stationary                               8th month- 70% of monthly minimum
         Programming, Special Reports                      9th month- 80% of monthly minimum
         Proxies, Insurance                                10th month-90% of monthly minimum
         EDGAR filing                                      11th month-100% of monthly minimum
         Retention of records                              12th month-100% of monthly minimum
         Federal and state regulatory filing fees
         Certain insurance premiums
         Expenses from Board of Trustees meetings
         Auditing and legal expenses
         Blue Sky conversion expenses (if necessary)
         All other out-of-pocket expenses

                                                           Fees are billed monthly.
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